Exhibit 99.1

FUSION CONTACT:	Philip Turits 212-201-2407 pturits@fusiontel.com

Distinguished Executive and Philanthropist Jack Rosen Joins Fusion Board of Directors

NEW YORK, August 7, 2012 - Fusion Telecommunications International, Inc. (OTC BB: FSNN) today announced that Jack Rosen, Chairman of the American Council for World Jewry, Inc.,  current President of the American Jewish Congress, and founder and Chief Executive Officer of the New York real estate firm, Rosen Partners LLC, has recognized Fusion by joining its Board of Directors.  In this capacity, Mr. Rosen will provide counsel to Fusion’s management team and advise the company on strategic issues and relationships.

Active in international government and political affairs, Mr. Rosen has been a long-time advisor to US presidents and has received appointments to numerous commissions and councils under the administrations of both parties. Under President Bill Clinton, he was a presidential appointee to the United States Holocaust Memorial Council, as well as a member of the NASA Advisory Council.  Mr. Rosen has also served as a US State Department delegate to the Organization of American States and is currently a member of the US Council on Foreign Relations.

In addition to leading Rosen Partners LLC for more than 30 years in creating residential, commercial and hotel developments worldwide, Mr. Rosen oversees a wide array of healthcare, cosmetic and telecommunications business ventures throughout the U.S., Europe and Asia.  Mr. Rosen currently serves on the Advisory Board of Altimo, a leading investment company in Russia, the CIS and Turkey, operating in the field of mobile and fixed-line communications.  Mr. Rosen   serves on the Board of Directors of NextWave Wireless, Inc.

Upon his appointment to the Fusion Board of Directors, Mr. Rosen commented, “Fusion’s IP-based products and services are well positioned to meet the increasing demands of healthcare and other vertical markets for fully integrated communications solutions. Converging voice and data in the cloud drives significant optimization and cost-saving opportunities for both the public and private sectors. The combination of Fusion’s carrier offering and cloud services allows Fusion to help organizations better manage their bottom line, delivering the highest quality solutions at a lower cost while making communications faster and easier.”

Matthew Rosen, Chief Executive Officer of Fusion said, “Jack Rosen’s distinguished career in public policy, telecommunications and business, along with his long history of service at home and abroad, are well known and respected at all levels of government, enterprise and the greater community. His vision for and outreach to business and organizations that can benefit from Fusion’s offerings is outstanding, and we are absolutely thrilled to have this dedicated and accomplished gentleman join our team.”

Statements in this press release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls, securing necessary funding and litigation. Risk factors, cautionary statements, and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and are available through http://www.sec.gov.